Exhibit 99.1

FOR IMMEDIATE RELEASE

U.S. DRY CLEANING COMPLETES INITIAL PUBLIC OFFERING OF APPROXIMATELY $6 MILLION TO CREATE THE FIRST NATIONAL PREMIER DRY CLEANING CHAIN

PALM SPRINGS, Calif., July 19, 2007 - U.S. Dry Cleaning Corporation (“U.S. Dry Cleaning”), a first mover in consolidating the U.S. dry cleaning industry, announced today that it has completed an initial public offering of approximately $6 million. The money will be used to advance U.S. Dry Cleaning’s plan to be the industry’s first major consolidator creating a premier national chain.

Robert Y. Lee, CEO, Director and co-founder of U.S. Dry Cleaning, said, “We are very excited to complete the first IPO in the dry cleaning industry. Several outstanding financial companies have supported our vision to become the industry’s first national premier chain. The dry cleaning business is extremely stable, surviving economic downturns, fads, wars, depressions and natural disasters. With this successful public offering, we are poised to advance our strategy to become a dominant force in a previously fragmented sector and provide the industry’s highest quality service.”

U.S. Dry Cleaning’s total public offering comprised 2,400,000 units. Each unit was priced at $2.50 and consists of one share of common stock and one redeemable warrant to purchase one share of common stock. The units were issued pursuant to a registration statement on Form SB-2 which was filed with and declared effective on May 14, 2007 by the U.S. Securities and Exchange Commission. US EURO Securities, Inc., a private global investment bank headquartered in Florida, acted as the managing underwriter for this offering. A copy of the final prospectus may be obtained from US EURO Securities, Inc.

Michael Roy Fugler, Chairman of US EURO Securities, stated, “We are pleased to complete this IPO and help U.S. Dry Cleaning expand its dominance of the U.S. dry cleaning industry. With this financing, U.S. Dry Cleaning is now positioned to obtain a trading symbol and launch its plan to acquire high quality operations in strategic geographic regions of the U.S.”

U.S. Dry Cleaning expects Form 15c2-11 to be filed this week by vFinance, Inc., on behalf of U.S. Dry Cleaning, requesting the assignment of a trading symbol on the Over-the-Counter Bulletin Board.

About U.S. Dry Cleaning Corporation

U.S. Dry Cleaning Corporation’s mission is to create the premier national chain in the dry cleaning industry. Over the last year and half, U.S. Dry Cleaning has completed acquisitions with combined annual revenues of over $9 million. U.S. Dry Cleaning combines a management team with extensive experience in retail consolidations and premier dry cleaning operations, with a proven operating model.

U.S. Dry Cleaning intends to rapidly acquire profitable, positive cash flow operations at accretive valuations. Each acquisition target is expected to be self-sufficient and senior management is expected to remain in place to ease the assimilation. U.S. Dry Cleaning is focused on acquiring profitable businesses that hold a leading share in their individual markets.

U.S. Dry Cleaning management believes that the current absence of extensive competition to acquire the larger dominant operators will change radically as the industry consolidates. Management believes that the greatest value achieved in any consolidation occurs during the earliest phases and intends to grow as rapidly as possible to deliver shareholder value.

This release is provided for informational purposes only and should not be construed as a solicitation to invest. U.S. Dry Cleaning Corporation’s future operational results are dependent upon many factors, including but not limited to: (i) U.S. Dry Cleaning’s ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) U.S. Dry Cleaning’s ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond U.S. Dry Cleaning’s control; and (iv) other risk factors discussed in U.S. Dry Cleaning’s periodic filings with the Securities and Exchange Commission, which are available for review at http://www.sec.gov under “Search for Company Filings.”

In accordance with a December 5, 2006 agreement, Consulting For Strategic Growth 1, Ltd. ("CFSG1") provides U.S. Dry Cleaning Corporation with consulting, business advisory, investor relations, public relations and corporate development services. CFSG1 receives only restricted stock as compensation from U.S. Dry Cleaning. CFSG1 may also choose to purchase U.S. Dry Cleaning’s common stock and thereafter liquidate those securities at any time it deems appropriate to do so. For more information please visit www.cfsg1.com.

Company Contact
Rick Johnston,
Director of Shareholder Communications
Tel: 760-668-1274
Email: Rick@usdrycleaning.com
www.usdrycleaning.com

Investor Relations:
Stanley Wunderlich, CEO
Consulting For Strategic Growth 1
Tel: 800-625-2236
Fax: 212-337-8089
Email: info@cfsg1.com
Web site: www.cfsg1.com

Media Relations:
Daniel Stepanek
Consulting For Strategic Growth 1
Tel: 212-896-1202
Fax: 212-697-0910
Email: dstepanek@cfsg1.com